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                                                            EXHIBIT 10(i)(a)(15)

                              MANAGEMENT AGREEMENT

         THIS AGREEMENT ("Management Agreement") is made this 7th day of July, 1997 by and between MASTER MOLDERS, INC., a South Carolina corporation (the "Company") and UNITED SHIELDS CORPORATION, a Colorado Corporation and its wholly owned subsidiary, such subsidiary to be designated later, ("USC").

         WHEREAS, the Company and USC have entered into an agreement of merger ("Merger Agreement") of even date herewith whereby the Company will merge into and with the USC subsidiary; and

         WHEREAS, the Merger Agreement provides that the Company and USC will enter into an agreement for management of the Company by USC from the date of execution of the Merger Agreement through the Closing Date provided for in the Merger Agreement; and

         WHEREAS, the parties desire to set forth their understandings as to their rights and duties with respect to the operations and management of the Company during the term of this Management Agreement.

         NOW THEREFORE, in consideration of entering into the Merger Agreement and for the mutual promises contained herein, the parties agree as follows:

                                    ARTICLE I

                            OPERATIONS OF THE COMPANY

         1.1 DAY TO DAY OPERATIONS/IN GENERAL. During the term of this Management Agreement, the Company's management shall conduct the day to day operations of the Company in accordance with past practices, in a manner which is in the best interest of the Company, and with the degree of skill and care necessary to meet the fiduciary obligations of officers as prescribed by the law of the State of South Carolina.

         1.2 USC AUTHORIZATION. Notwithstanding paragraph 1.1, it is the parties' understanding and intention that USC shall have management control and final authority over all transactions contained in Exhibit A. Therefore, the Company shall not cause or allow to be caused any transaction listed in Exhibit A prior to notifying USC and obtaining written authorization from USC to complete the proposed transaction.

         1.3 NOTIFICATION OF SIGNIFICANT EVENTS. The Company shall promptly notify USC of all events listed in Exhibit B of which any of its directors, officers, employees or agents have knowledge.

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                                    ARTICLE 2

                              FINANCIAL INFORMATION

         2.1 FINANCIAL INFORMATION. Company management shall prepare, or cause to be prepared, monthly financial statements, prepared in accordance with the Company's method of accounting, showing a detailed statement of earnings and expenses for the month, and submit such financial information to USC by the 15th day of the following month.

         2.2 INTERIM FINANCIAL STATEMENTS. At USC's request, Company management shall retain USC's outside accounting firm to audit the Company and prepare interim financial statements as of a date specified by USC, including a balance sheet and related statements of income in accordance with generally accepted accounting principles. The cost of such audit shall be borne by USC.

                                    ARTICLE 3

                             TERMINATION PROVISIONS

         3.1 TERMINATION. This Management Agreement shall terminate upon the earliest of:

                  a.       Termination of the Merger Agreement;

                  b.       The Closing Date as specified in the Merger
                           Agreement;

                  c.       The written agreement of both parties;

                  d. At the option of USC, upon breach of any of the terms or conditions of this Management Agreement by the Company.

         3.2 REMEDIES UPON BREACH. In the event of a breach by the Company of the terms of this Management Agreement, USC may, in its sole discretion, terminate this Management Agreement and the Merger Agreement upon 5 days notice to the Company. Further, USC shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Management Agreement by the Company and to enjoin the Company from any further violation of this Management Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.

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                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 POSTPONEMENT AND WAIVER. No failure or delay on the part of a party in exercising a right or privilege under this Management Agreement shall operate as a waiver thereof and a single or partial exercise of any right or privilege shall not prevent further exercise of such right or privilege.

         4.2 OHIO LAW. This Management Agreement shall be governed by, and construed in accordance with, the laws of the state of Ohio.

         4.3 TIME IS OF THE ESSENCE. This parties understand and agree that time of the essence with respect to all obligations hereunder.

         4.4 ENTIRE AGREEMENT. This Management Agreement constitutes the entire agreement of the parties regarding management of the Company prior to the Closing Date and all previous negotiations and oral understandings are hereby merged into this agreement.

         Signed this 7th day of August, 1997.

                                    UNITED SHIELDS CORPORATION

                                    By: /s/ T.J. Tully
                                        _______________________________

                                    MASTER MOLDERS, INC.

                                    By: /s/ Willard Smetana
                                        _______________________________

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                                    EXHIBIT A

                             TRANSACTIONS REQUIRING
                          PRIOR AUTHORIZATION FROM USC

1.       Payment, accrual or declaration of any dividend.

2. Increase in officers' salaries or directors' fees or other compensation or benefits for officers or directors.

3. Any cash outlay, whether an expense item or a capital improvement, and whether one expenditure or group of related expenditures, in excess of $10,000.00, other than inventory/raw materials or monthly contract labor expenses.

4. Borrowing by the Company, other than short term accounts payable incurred in the normal course of business.

5. Lending or other extension of credit by the Company, including employee advances, other than accounts receivable incurred in the ordinary course of business.

6.       The disposition, acquisition, lease or pledge of any fixed asset.

7.       The sale, pledge or other disposition of intellectual property.


8. An additional cash outlay for the cost of labor in excess of 15% from the previous month.

9. Material changes to current equipment lease and real estate rental agreements.

10.      Material changes to current banking relationships.

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11.      The hiring or firing of any officer or other key employee.


12. Entering into contracts, oral or written, other than in the ordinary course of business, and any contract which obligates the Company for in excess of $10,000.00.

13.      Changes to Company employment policies, including employee benefits.

14. Changes to Articles, Code of Regulations or any other governing documents of the Company.

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                                    EXHIBIT B

                   EVENTS REQUIRING THE COMPANY TO NOTIFY USC

1. Any event in the market which might significantly change business operations, including but not limited to, destruction of Company property by an act of God, the loss of a major supplier or customer for any reason, changes in source or substantial increase in raw materials for production, and changes to local, state or federal laws or regulations significantly affecting the Company's ability to conduct business.

2. Any suit or complaint filed against the Company, and any circumstance which would foreseeably lead to a suit or complaint being filed against the Company.

3. Any notice of audit, deficiency, or request for significant information by any federal or state regulatory agency, including but not limited to the IRS, DOL, OSHA and the EPA.

4.       Any material work stoppage, labor or employment dispute.

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